UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2019

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 21, 2019, the Board of Directors (the "Board") of HC2 Holdings, Inc. (the "Company") approved a fourth amendment and restatement of the By-Laws of the Company (as so amended and restated, the “Bylaws”) effective immediately, to amend, among other things, Section 1 of Article II to implement a majority voting standard for the election of directors in uncontested elections, while retaining the plurality voting standard for the election of directors in contested elections. In addition, the Bylaws provide that if an incumbent director in an uncontested election is not elected by a majority of the votes cast with respect to that director, such director shall promptly tender his or her irrevocable resignation to the Board, which resignation may be accepted or rejected by the Board upon the advice of the Nominating and Governance Committee or such other committee designated by the Board.

The foregoing description is qualified in its entirety by reference to the full and complete text of the Bylaws, which are attached hereto and incorporated by reference herein as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
3.1	Fourth Amended and Restated By-Laws of HC2 Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.

February 25, 2019	By:	/s/ Michael J. Sena

Name: Michael J. Sena
Title: Chief Financial Officer